Exhibit 99.1

IQVIA Reports Second-Quarter 2021 Results and Raises Full-Year 2021 Guidance

  Revenue of $3,438 million for the second quarter grew 36.4 percent year-over-year
  GAAP Net Income of $175 million for the second quarter increased from $(23) million in 2020
  Adjusted EBITDA of $722 million for the second quarter increased from $483 million in 2020
  GAAP Diluted Earnings per Share of $0.90 for the second quarter increased from $(0.12) in 2020
  Adjusted Diluted Earnings per Share of $2.13 for the second quarter increased from $1.18 in 2020
  R&D Solutions contracted backlog of $23.9 billion grew 16.7 percent year-over-year; next twelve months revenue from backlog increased to $6.6 billion, up 19.6 percent year-over-year
  Full-year 2021 guidance raised for revenue, Adjusted EBITDA, and Adjusted Diluted EPS

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--July 27, 2021--IQVIA Holdings Inc. (“IQVIA”) (NYSE:IQV), a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry, today reported financial results for the quarter ended June 30, 2021.

Second-Quarter 2021 Operating Results
Revenue for the second quarter of $3,438 million increased 36.4 percent on a reported basis and 33.2 percent at constant currency compared to the second quarter of 2020. Technology & Analytics Solutions (TAS) revenue of $1,353 million grew 22.0 percent on a reported basis and 17.9 percent at constant currency. Research & Development Solutions (R&DS) revenue of $1,891 million grew 53.1 percent on a reported basis and 50.7 percent at constant currency. Excluding the impact of pass throughs, R&DS revenue increased 44.6 percent year-over-year on a reported basis. Contract Sales & Medical Solutions (CSMS) revenue of $194 million grew 9.6 percent on a reported basis and 7.3 percent at constant currency.

R&DS contracted backlog, including reimbursed expenses, grew 16.7 percent year-over-year to $23.9 billion as of June 30, 2021. The company expects approximately $6.6 billion of this backlog to convert to revenue in the next twelve months, representing growth of 19.6 percent compared to June 30, 2020. The second-quarter contracted net book-to-bill ratio was 1.34x including reimbursed expenses and 1.37x excluding reimbursed expenses. For the last twelve months ended June 30, 2021, the contracted net book-to-bill ratio was 1.45x including reimbursed expenses and 1.40x excluding reimbursed expenses.

“We exceeded our targets across all key financial metrics and delivered exceptional organic revenue growth as well as robust earnings and free cash flow,” said Ari Bousbib, chairman and CEO of IQVIA. “Both the TAS and R&DS segments sustained their momentum, reporting strong double-digit organic growth. The outlook for the life sciences industry remains healthy and we expect continued strength in demand for our differentiated clinical and commercial offerings. As a result of our performance and the sustained market momentum, we are once again raising our full-year 2021 financial guidance.”

Second-quarter GAAP net income was $175 million versus $(23) million in 2020, and GAAP diluted earnings per share was $0.90 versus $(0.12) in 2020. Adjusted Net Income was $416 million and Adjusted Diluted Earnings per Share was $2.13, with the latter representing growth of 80.5 percent compared to the second quarter of 2020. Adjusted EBITDA was $722 million, up 49.5 percent compared to the second quarter of 2020.

First-Half 2021 Operating Results
Revenue for the first six months of 2021 was $6,847 million, up 29.8 percent on a reported basis and 27.0 percent at constant currency. TAS revenue was $2,701 million, representing growth of 21.3 percent reported and 17.5 percent at constant currency. R&DS revenue was $3,759 million, up 40.5 percent reported and 38.5 percent at constant currency. CSMS revenue was $387 million, up by 3.8 percent reported and 1.3 percent at constant currency.

GAAP net income was $387 million and GAAP diluted earnings per share was $1.99. Adjusted Net Income was $841 million for the first six months of 2021 and Adjusted Diluted Earnings per Share was $4.32. Adjusted EBITDA for the first six months of 2021 was $1,466 million.

Financial Position
As of June 30, 2021, cash and cash equivalents were $1,807 million and debt was $12,287 million, resulting in net debt of $10,480 million. IQVIA’s Net Leverage Ratio was 3.74x trailing twelve month Adjusted EBITDA. For the second quarter of 2021, Operating Cash Flow was $539 million and Free Cash Flow was $394 million. For the first half of 2021, Operating Cash Flow was $1,406 million and Free Cash Flow was $1,112 million.

Share Repurchase
During the second quarter of 2021, the company repurchased $45 million of its common stock. IQVIA had $822 million of share repurchase authorization remaining as of June 30, 2021.

Full-Year 2021 Guidance
For full-year 2021, the company is raising its guidance ranges as follows:

($ in millions, except per share data)	Updated Guidance July 27	Prior Guidance April 22
Revenue	$13,550 - $13,700	$13,200 - $13,500
VPY%(1)	19.3% - 20.6%	16.2% - 18.8%
Adjusted EBITDA	$2,950 - $3,000	$2,900 - $2,965
VPY%(1)	23.7% - 25.8%	21.6% - 24.4%
Adjusted Diluted EPS	$8.70 - $8.90	$8.50 - $8.75
VPY%(1)	35.5% - 38.6%	32.4% - 36.3%
(1) Growth rates are at actual foreign currency exchange rates.

Third-Quarter 2021 Guidance
For the third quarter of 2021, the company is providing guidance as follows:

($ in millions, except per share data)	Guidance	VPY%(1)
Revenue	$3,290 - $3,365	18.1% - 20.8%
Adjusted EBITDA	$710 - $730	17.5% - 20.9%
Adjusted Diluted EPS	$2.06 - $2.13	26.4% - 30.7%
(1) Growth rates are at actual foreign currency exchange rates.

All financial guidance assumes foreign currency exchange rates as of June 30th remain in effect for the forecast period.

Webcast & Conference Call Details
IQVIA will host a conference call at 9:00 a.m. Eastern Time today to discuss its second-quarter 2021 results and its third-quarter and full-year 2021 guidance. To listen to the event and view the presentation slides via webcast, join from the IQVIA Investor Relations website at http://ir.iqvia.com. To participate in the conference call, interested parties must register in advance by clicking on this link. Following registration, participants will receive a confirmation email containing details on how to join the conference call, including the dial-in and a unique passcode and registrant ID. At the time of the live event, registered participants connect to the call using the information provided in the confirmation email and will be placed directly into the call.

About IQVIA
IQVIA (NYSE:IQV) is a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry. IQVIA creates intelligent connections across all aspects of healthcare through its analytics, transformative technology, big data resources and extensive domain expertise. IQVIA Connected Intelligence™ delivers powerful insights with speed and agility — enabling customers to accelerate the clinical development and commercialization of innovative medical treatments that improve healthcare outcomes for patients. With approximately 74,000 employees, IQVIA conducts operations in more than 100 countries.

IQVIA is a global leader in protecting individual patient privacy. The company uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. IQVIA’s insights and execution capabilities help biotech, medical device and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders tap into a deeper understanding of diseases, human behavior and scientific advances, in an effort to advance their path toward cures. To learn more, visit www.iqvia.com.

Cautionary Statements Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our third-quarter and full-year 2021 guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, the following: business disruptions caused by natural disasters, pandemics such as the COVID-19 (coronavirus) outbreak and the public health policy responses to the outbreak, international conflicts or other disruptions outside of our control; our ability to accurately model or forecast the impact of the spread and/or containment of COVID-19, among other sources of business interruption, on our operations and financial results; most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; the market for our services may not grow as we expect; we may be unable to successfully develop and market new services or enter new markets; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; government regulators or our customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. For a further discussion of the risks relating to the company’s business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC, as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures
Non-GAAP results, such as Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. Definitions and reconciliations of non-GAAP measures to the most directly comparable GAAP measures are provided within the schedules attached to this release. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, the Company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to IQVIA Holdings Inc. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Our third-quarter and full-year 2021 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the company's ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

IQVIAFIN

Table 1
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(preliminary and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2021	2020	2021	2020
Revenues	$3,438	$2,521	$6,847	$5,275
Costs of revenue, exclusive of depreciation and amortization	2,323	1,704	4,616	3,528
Selling, general and administrative expenses	482	431	924	838
Depreciation and amortization	343	308	666	624
Restructuring costs	4	16	13	30
Income from operations	286	62	628	255
Interest income	(1)	(1)	(2)	(3)
Interest expense	94	108	193	214
Loss on extinguishment of debt	—	12	24	12
Other income, net	(29)	(32)	(66)	(45)
Income (loss) before income taxes and equity in earnings of unconsolidated affiliates	222	(25)	479	77
Income tax expense (benefit)	48	(5)	92	12
Income (loss) before equity in earnings of unconsolidated affiliates	174	(20)	387	65
Equity in earnings (loss) of unconsolidated affiliates	1	(1)	5	5
Net income (loss)	175	(21)	392	70
Net income attributable to non-controlling interests	—	(2)	(5)	(11)
Net income (loss) attributable to IQVIA Holdings Inc.	$175	$(23)	$387	$59
Earnings (loss) per share attributable to common stockholders:
Basic	$0.91	$(0.12)	$2.02	$0.31
Diluted	$0.90	$(0.12)	$1.99	$0.30
Weighted average common shares outstanding:
Basic	191.6	190.9	191.6	191.3
Diluted	194.9	190.9	194.9	195.0

Table 2
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(preliminary and unaudited)

(in millions, except per share data)	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,807	$1,814
Trade accounts receivable and unbilled services, net	2,276	2,410
Prepaid expenses	178	159
Income taxes receivable	69	56
Investments in debt, equity and other securities	104	88
Other current assets and receivables	634	563
Total current assets	5,068	5,090
Property and equipment, net	470	482
Operating lease right-of-use assets	430	471
Investments in debt, equity and other securities	74	78
Investments in unconsolidated affiliates	84	84
Goodwill	12,551	12,654
Other identifiable intangibles, net	4,770	5,205
Deferred income taxes	105	114
Deposits and other assets	385	386
Total assets	$23,937	$24,564
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,756	$2,813
Unearned income	1,597	1,252
Income taxes payable	101	102
Current portion of long-term debt	147	149
Other current liabilities	218	242
Total current liabilities	4,819	4,558
Long-term debt, less current portion	12,140	12,384
Deferred income taxes	266	338
Operating lease liabilities	345	371
Other liabilities	607	633
Total liabilities	18,177	18,284
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, 400.0 shares authorized as of June 30, 2021 and December 31, 2020, $0.01 par value, 255.6 shares issued and 191.6 shares outstanding as of June 30, 2021; 254.7 shares issued and 191.2 shares outstanding as of December 31, 2020	10,696	11,095
Retained earnings	1,664	1,277
Treasury stock, at cost, 64.0 and 63.5 shares as of June 30, 2021 and December 31, 2020, respectively	(6,273)	(6,166)
Accumulated other comprehensive loss	(327)	(205)
Equity attributable to IQVIA Holdings Inc.’s stockholders	5,760	6,001
Non-controlling interests	—	279
Total stockholders’ equity	5,760	6,280
Total liabilities and stockholders’ equity	$23,937	$24,564

Table 3
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(preliminary and unaudited)

	Six Months Ended June 30,
(in millions)	2021	2020
Operating activities:
Net income	$392	$70
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	666	624
Amortization of debt issuance costs and discount	10	8
Stock-based compensation	80	36
Earnings from unconsolidated affiliates	(5)	(5)
Gain on investments, net	(9)	(14)
Benefit from deferred income taxes	(43)	(102)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	481	208
Change in other operating assets and liabilities	(166)	(190)
Net cash provided by operating activities	1,406	635
Investing activities:
Acquisition of property, equipment and software	(294)	(283)
Acquisition of businesses, net of cash acquired	(65)	(92)
Purchases of marketable securities, net	(8)	(7)
Investments in unconsolidated affiliates, net of payments received	(3)	15
Proceeds from sale of (investments in) equity securities	9	(2)
Net cash used in investing activities	(361)	(369)
Financing activities:
Proceeds from issuance of debt	1,751	1,590
Payment of debt issuance costs	(32)	(33)
Repayment of debt and principal payments on capital lease obligations	(1,794)	(755)
Proceeds from revolving credit facility	—	1,250
Repayment of revolving credit facility	—	(1,610)
(Payments) related to employee stock option plans	(55)	(41)
Repurchase of common stock	(107)	(346)
Distributions to non-controlling interest, net	—	(5)
Acquisition of Quest's non-controlling interest	(756)	—
Contingent consideration and deferred purchase price payments	(38)	(16)
Net cash (used in) provided by financing activities	(1,031)	34
Effect of foreign currency exchange rate changes on cash	(21)	(28)
(Decrease) Increase in cash and cash equivalents	(7)	272
Cash and cash equivalents at beginning of period	1,814	837
Cash and cash equivalents at end of period	$1,807	$1,109

Table 4
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(preliminary and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2021	2020	2021	2020
Net Income (Loss) Attributable to IQVIA Holdings Inc.	$175	$(23)	$387	$59
Provision for (benefit from) income taxes	48	(5)	92	12
Depreciation and amortization	343	308	666	624
Interest expense, net	93	107	191	211
(Loss) income in unconsolidated affiliates	(1)	1	(5)	(5)
Income from non-controlling interests	—	2	5	11
Deferred revenue purchase accounting adjustments	—	1	—	1
Stock-based compensation	48	36	80	36
Other income, net	(11)	(17)	(38)	(32)
Loss on extinguishment of debt	—	12	24	12
Restructuring and related expenses	12	25	31	40
Acquisition related expenses	15	36	33	76
Adjusted EBITDA	$722	$483	$1,466	$1,045

Table 5
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(preliminary and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2021	2020	2021	2020
Net Income (Loss) Attributable to IQVIA Holdings Inc.	$175	$(23)	$387	$59
Provision for (benefit from) income taxes	48	(5)	92	12
Purchase accounting amortization (1)	239	226	464	465
(Loss) income in unconsolidated affiliates	(1)	1	(5)	(5)
Income from non-controlling interests	—	2	5	11
Deferred revenue purchase accounting adjustments	—	1	—	1
Stock-based compensation	48	36	80	36
Other income, net	(11)	(17)	(38)	(32)
Loss on extinguishment of debt	—	12	24	12
Restructuring and related expenses	12	25	31	40
Acquisition related expenses	15	36	33	76
Adjusted Pre Tax Income	$525	$294	$1,073	$675
Adjusted tax expense	(109)	(61)	(223)	(139)
Income from non-controlling interests	—	(2)	(5)	(11)
Minority interest effect in non-GAAP adjustments (2)	—	(2)	(4)	(2)
Adjusted Net Income	$416	$229	$841	$523

Adjusted earnings per share attributable to common stockholders:
Basic	$2.17	$1.20	$4.39	$2.73
Diluted	$2.13	$1.18	$4.32	$2.68
Weighted average common shares outstanding:
Basic	191.6	190.9	191.6	191.3
Diluted	194.9	194.3	194.9	195.0
(1)	Reflects all the amortization of acquired intangible assets.
(2)	Reflects the portion of Q2 Solutions' after-tax non-GAAP adjustments attributable to the minority interest partner.

Table 6
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(preliminary and unaudited)

	Three Months Ended June 30,	Six Months Ended June 30,
(in millions)	2021	2021
Net Cash provided by Operating Activities	$539	$1,406
Acquisition of property, equipment and software	(145)	(294)
Free Cash Flow	$394	$1,112

Table 7
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CALCULATION OF GROSS AND NET LEVERAGE RATIOS
AS OF JUNE 30, 2021
(preliminary and unaudited)

(in millions)
Gross Debt, net of Original Issue Discount, as of June 30, 2021	$12,287
Net Debt as of June 30, 2021	$10,480
Adjusted EBITDA for the twelve months ended June 30, 2021	$2,805
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	4.4x
Net Leverage Ratio (Net Debt/LTM Adjusted EBITDA)	3.7x

Contacts

Nick Childs, IQVIA Investor Relations (nicholas.childs@iqvia.com)
+1.973.316.3828

Tor Constantino, IQVIA Media Relations (tor.constantino@iqvia.com)
+1.484.567.6732